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                                                               EXHIBIT 10.21

                                  ORBITZ, INC.

                              EMPLOYMENT AGREEMENT

     This Agreement ("Agreement") is entered into as of October 2, 2000, (the "Effective Date") by and between Orbitz, Inc., a Delaware Corporation (the "Company") and John J. Park ("Executive").

                                    RECITALS:

     WHEREAS, the Company, through its affiliate Orbitz LLC, a Delaware limited liability company, is engaged in the business of developing and operating a travel related web site (the "Business");

     WHEREAS, Executive has certain unique skills, experience and expertise related to the Business; and

     WHEREAS, Executive desires to be employed by the Company and both parties desire to enter into this Agreement to evidence the terms and conditions of such employment.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises in this Agreement, the parties agree as follows:

     1. EMPLOYMENT. The Company agrees to employ Executive and Executive agrees to be employed by the Company upon the terms and conditions of this Agreement. The period of Executive's employment under this Agreement will commence on the Effective Date and is referred to herein as the "Employment Term." Executive hereby represents and warrants that neither Executive's entry into this Agreement nor Executive's performance of Executive's duties and obligations hereunder will conflict with or result in a breach of the terms, conditions or provisions of any other agreement or obligation of any nature to which Executive is a party or by which Executive is bound, including, without limitation, any development agreement, non-competition agreement or confidentiality agreement previously entered into by Executive.

     2. AT-WILL EMPLOYMENT. The parties agree that Executive's employment with the Company will be "at-will" employment and, subject to the parties rights and obligations under Section 8 of this Agreement, may be terminated at any time, for any reason or no reason, with or without cause or notice by either party. Executive understands and agrees that neither Executive's job performance nor promotions, commendations, bonuses, option grants or the like from the Company give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of Executive's "at-will" status or employment with the Company.

     3.   POSITION, DUTIES AND COMMITMENT.

          (a) POSITIONS AND DUTIES. During the Employment Term, Executive will be employed by the Company and will initially be employed as the Company's Chief Financial Officer and will report to and be subject to the direction of the Company's Chief Executive Officer or such other individual or individuals as may be designated, from time to time, by him. Executive agrees to

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serve in such position with the Company and such substitute or further offices or positions of substantially consistent rank and authority as will, from time to time, be determined by the Company's Board of Directors.

          (b) COMMITMENT. During the Employment Term, Executive will devote Executive's full business time, attention, skill and efforts to the faithful performance of Executive's duties hereunder, and will perform the duties and carry out the responsibilities assigned to Executive to the best of Executive's ability in a diligent, trustworthy, businesslike and efficient manner for the purpose of advancing the Company and the Business. Executive acknowledges that Executive's duties and responsibilities will require Executive's full-time business efforts and agrees that during the Employment Term Executive will not engage in any outside business activities except for activities that do not conflict with the Company's interests or interfere with the performance of Executive's duties hereunder; provided that any such outside business activities have been approved, in advance in writing, by the Company.

     4.   COMPENSATION.

          (a) BASE SALARY. During the Employment Term, the Company will pay Executive, a base salary at the rate of $300,000 per year (the "Base Salary"), subject to periodic review and modification, solely at the Company's discretion. The Base Salary will be paid periodically in accordance with the Company's normal employee payroll practices.

          (b) BONUS PROGRAM. During the Employment Term, Executive will be eligible to participate, on an annual basis, in the Company's bonus program (the "Bonus Program"), in accordance with terms of the Company's bonus policy as in effect from time to time. Executive will be eligible to receive an award of bonus compensation under the Bonus Program based on an annual target bonus amount of 50% of the Base Salary ("Annual Bonus"). On an annual basis, the Board of Directors of the Company and the Company's Chief Executive Officer will determine performance targets for the Company and Executive, as well as other criteria applicable to Executive's participation in the Bonus Program and the potential award of an Annual Bonus to Executive under the Bonus Program. An award of an Annual Bonus to Executive under the Bonus Program will be in the sole and absolute discretion of the Company. The decision of the Company will be final and binding upon Executive. If the Employment Term commences after January 1 of a calendar year, then the Annual Bonus awarded, if any, to Executive, for such calendar year will be pro-rated on the basis of (ii) a 365 day year and
(ii) the number of days during such calendar year that Executive was employed by the Company.

          (c) SIGNING BONUS. Upon execution of this Agreement and commencement of the Employment Term, Executive will receive a signing bonus of $290,000.

          (d) STOCK OPTIONS AND RESTRICTED STOCK. As of the Effective Date, Executive will be granted options to purchase 500,000 shares of the Company's Common Stock at an exercise price of $2.32 per share (the "Options"), pursuant to and subject to the terms and conditions of the Company's 2000 Stock Plan (the "Stock Plan") and a stock option agreement by and between Executive and the Company (the "Option Agreement"). In addition, in accordance with the terms of Executive's offer letter, Executive will receive an award and grant of 43,105 shares of restricted

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stock (the "Restricted Shares") pursuant to and subject to the Stock Plan and a restricted stock agreement by and between Executive and the Company (the "Stock Agreement").

          (e) RELOCATION REIMBURSEMENT. The Company will reimburse Executive for up to a combined total of $50,000 for the following reasonable costs: (i) transaction costs associated with the purchase of a new primary residence in the Chicago area, including, but not limited to, closing costs, inspections, title insurance, and brokerage and related fees; (ii) transaction costs associated with selling Executive's current residence, including, but not limited to, closing costs, inspections, title insurance, and brokerage and related fees; and
(iii) costs associated with moving household furnishings and other personal effects.

          (f) WITHHOLDING. All compensation payable to Executive under this Agreement, including, without limitation, Base Salary, Annual Bonus and severance payments, will be subject to all applicable withholding taxes, other normal payroll deductions and any other amounts required to be withheld.

     5. EMPLOYEE BENEFITS. During the Employment Term, Executive will be entitled to participate in the employee benefit plans and programs currently and hereafter maintained by the Company of general applicability to other employees of the Company, as well as any plans or programs provided to other employees of the Company in similar positions with similar responsibilities (subject to applicable waiting periods and other restrictions). The Company reserves the right to cancel, modify or change the benefit plans and programs it offers to its employees at any time.

     6. VACATION. During the Employment Term, Executive will be entitled to vacation in accordance with the Company's vacation policy, as in effect from time to time. Executive will make good faith efforts to schedule vacations so as to least conflict with the Company's conduct of the Business, will not take more than two (2) weeks vacation at any one time and will give the Company adequate advance notice of Executive's planned absences.

     7. EXPENSES. Upon timely submission of supporting documentation satisfactory to the Company, the Company will reimburse Executive for reasonable business expenses incurred by Executive in the furtherance of or in connection with the performance of Executive's duties hereunder, in accordance with the Company's expense reimbursement policy as in effect from time to time.

     8.   TERMINATION OF EMPLOYMENT.

          (a) INVOLUNTARY TERMINATION. If Executive's employment with the Company is terminated by the Company other than for "Cause" (as defined below) or if Executive resigns as a result of "Constructive Termination" (as defined below), then the Company will: (i) for a period of six (6) months from the date of such termination or resignation, (A) continue to pay the Base Salary (as in effect on the date of such termination or resignation) to Executive in accordance with Section 4(a) of this Agreement, (B) provide continuing medical coverage described in section 4980B of the Internal Revenue Code of 1986, as amended (sometimes referred to as "COBRA coverage") at a rate not to exceed the required employee contribution for such medical coverage provided for the Company's active employees (which period will be counted toward the Company's obligation to

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provided COBRA coverage), and (C) permit Executive to continue to participate, at employee contribution rates, in the Company's life and accidental death policies (or substantially similar benefits) provided to Executive immediately prior to termination or resignation; (ii) pay to Executive an amount equal to the targeted maximum Annual Bonus, less any portion of the Annual Bonus already paid to Executive, pro-rated on the basis of (A) a 365 day year and (B) the number of days during such calendar year that Executive was employed by the Company; and (iii) as of the date of termination or resignation, the Executive will be credited with six months of additional vesting service for purposes of
(A) the vesting in any unvested Options to purchase stock of the Company held by him as of the date of termination or resignation and (B) the release of the restrictions on any Restricted Shares of the Company held by him as of the date of termination or resignation. Thereafter, the Options and the Restricted Shares will continue to be subject to the terms, definitions and provisions of the Stock Plan, Stock Agreement and Option Agreement, as applicable. Executive will not be required or have any duty or obligation to mitigate the amount of any payment under this subsection by seeking other employment or otherwise. Notwithstanding anything to the contrary herein, no payments from or performance by the Company will be due under this subsection or subsection 8 (d) below unless and until Executive has executed a general release and waiver of claims of the Company (other than claims arising from breaches of this Agreement), in form reasonably satisfactory to the Company, and the execution of such general release and waiver of claims will be a condition to Executive's rights and the Company's obligations under this subsection and subsection 8 (d) below.

          (b) VOLUNTARY TERMINATION; TERMINATION FOR CAUSE. If Executive's employment with the Company is terminated by the Company for Cause or if Executive resigns other than as a result of Constructive Termination, then (i) the Company will have no further obligation to Executive under this Agreement, except for payment of Base Salary and benefits accrued (e.g., accrued vacation days) through the date of such termination or resignation; (ii) in accordance with the Stock Plan, the Stock Agreement and the Option Agreement, the vesting of the Options and the further release of restrictions on the Restricted Shares will cease; and (iii) the Company will have no obligation to provide severance pay or benefits continuation to Executive.

          (c) DEATH AND DISABILITY. The Employment Term will terminate upon the death of Executive or upon written notice from the Company to Executive that Executive is "Disabled" (as defined below). The Executive will be considered "Disabled" during any period in which (i) he or she has a physical or mental disability which renders him or her incapable, after reasonable accommodation, of performing his or her duties under this Agreement; (ii) such disability is determined by the Company's Board of Directors to be of a long-term nature; and
(iii) the Executive is eligible for income replacement benefits under the Company's long-term disability plan or another arrangement providing substantially similar benefits. In the event of a dispute as to whether the Executive is permanently Disabled, the Company may refer the same to a licensed practicing physician of the Company's choice, and the Executive agrees to submit to such tests and examination as such physician will deem appropriate. Upon termination of Executive's employment as the result of Executive's death or becoming Disabled, Executive will be deemed to have been awarded and earned the pro-rata portion of Executive's Annual Bonus for the then current calendar year. Except as set forth in the preceding sentence, if Executive's employment with the Company is terminated pursuant to this subsection, (i) the Company will have no further obligation to Executive under this Agreement, except for payment of Base Salary and benefits accrued (e.g., accrued vacation days) through the date of such termination; (ii) in accordance with the Stock Plan, the Stock

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Agreement and the Option Agreement, the vesting of the Options and the further release of restrictions on the Restricted Shares will cease; and (iii) the Company will have no obligation to provide severance pay or benefits continuation to Executive.

          (d) CHANGE IN CONTROL. In the event that Executive's employment with the Company is terminated pursuant to Section 8(a) above at any time during the period commencing on the sixtieth (60th) day preceding a Change in Control and continuing through the second anniversary thereof (the "CIC Period"), then in lieu of its obligations pursuant to Section 8(a) above, the Company will: (i) for a period of twelve (12) months from the date of such termination or resignation, continue to pay the Base Salary (as in effect on the date of such termination or resignation) to Executive in accordance with Section 4(a) of this Agreement; (ii) provide continuing medical coverage described in section 4980B of the Internal Revenue Code of 1986, as amended (sometimes referred to as "COBRA coverage") at a rate not to exceed the required employee contribution for such medical coverage provided for the Company's active employees (which period will be counted toward the Company's obligation to provided COBRA coverage);
(iii) permit Executive to continue to participate, at employee contribution rates, in the Company's life and accidental death policies (or substantially similar benefits) provided to Executive immediately prior to termination or resignation; (iv) pay to Executive an amount equal to the targeted maximum Annual Bonus; (v) pay to Executive an amount equal to the targeted maximum Annual Bonus, less any portion of the Annual Bonus already paid to Executive, pro-rated on the basis of (A) a 365 day year and (B) the number of days during such calendar year that Executive was employed by the Company; and (vi) accelerate the vesting of and the release of the restrictions on one hundred percent (100%) of the Options and the Restricted Shares. Thereafter, the Options and the Restricted Shares will continue to be subject to the terms, definitions and provisions of the Stock Plan, the Stock Agreement and Option Agreement, as applicable. Following the expiration of the CIC Period the provisions of Section 8(a) will be in full force and effect. Following the expiration of the CIC Period the provisions of Section 8(a) will be in full force and effect.

Except as may be otherwise specifically provided in an amendment of this Section 8 adopted in accordance with Section 20, the Executive's rights under this
Section 8 will be in lieu of any benefits that may be otherwise payable to or on behalf of the Executive pursuant to the terms of any severance pay arrangement of the Company or any of its Affiliates or any other, similar arrangement of the Company or any of its Affiliates providing benefits upon involuntary termination of employment.

     9. CONFIDENTIAL INFORMATION. Contemporaneously with the execution of this Agreement, Executive will enter into the Company's standard Confidential Information and Invention Assignment Agreement (the "Confidential Information Agreement").

     10.  RESTRICTIVE COVENANTS.

          (a) Executive acknowledges that: (i) the Company has been engaged in the Business; (ii) Executive is one of the persons who is primarily responsible for the conduct, management and operation of the Business by the Company; (iii) the Business is conducted by the Company on a global basis; and (iv) Executive's work for and equity interests in the Company have provided Executive with trade secrets and confidential information of the Company concerning the Business; (v) the nature of the Company's Business is such that if Executive were to become

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employed by, or substantially involved in, the business of a competitor of the
Company during the twelve (12) months following the termination of Executive's employment with the Company, it would be very difficult for Executive not to rely on or use the Company's trade secrets and confidential information; (vi) the agreements and covenants set forth in this Section are essential to protect the Business conducted by the Company and its goodwill; and (vii) the Company is unwilling to enter into this Agreement and offer the compensation, benefits, equity interests and other rights set forth herein, including without limitation those described in Sections 8(a) and (d) above, but for such agreements and covenants. Accordingly, to avoid the inevitable disclosure of the Company's trade secrets and confidential information, Executive covenants and agrees as follows:

          (b) For a period commencing on the date hereof and terminating on the twelve (12) month anniversary of the termination, whether pursuant to
Section 8(a) or 8(b) hereof, of Executive's employment with the Company (the "Restricted Period") Executive, unless acting in accordance with the Company's prior written consent (which consent may be given by Company's chairman or any other duly authorized officer) or as an employee of, or as a consultant to, the Company or one of its Affiliates (as defined below), will not, directly or indirectly, own, manage, operate, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, principal, agent, representative, consultant, investor, owner, partner, manager, joint venturer or have a similar affiliation with, any business or enterprise engaged in the Business; PROVIDED, HOWEVER, that Executive will not be prohibited from being employed by or engaged in a business or enterprise in which the Business accounts for less than 10% of the revenues, income or the value of the assets of such business (the "Segment"), so long as Executive is not involved in the day to day operations or management and does not direct the strategy of such Segment, and Executive may own, directly or indirectly, solely as an investment, securities of any "Person" (as defined below) having a class of securities (i) registered under the Securities Exchange Act of 1934 and (ii) publicly traded, if Executive is not a controlling Person of, or a member of a group which controls, such Person and Executive does not, directly or indirectly own more than two percent (2%) of any class of securities of such Person.

          (c) During the Restricted Period, other than on behalf of the Company, Executive will not: (i) directly or indirectly, (A) hire or offer employment to any individual who is or was at any time during the Restricted Period an employee of the Company or any of its Affiliates or an Independent Contractor (as hereinafter defined), or (B) encourage any such individual to terminate his or her relationship with the Company or one of its Affiliates; or
(ii) solicit or encourage any person who is or was a supplier, customer or client of the Company or one of its Affiliates at any time during the Restricted Period for the purpose of (A) engaging in, or assisting any person or entity in engaging in, the Business, or (B) terminating or otherwise altering his, hers or its relationship or prospective relationship with the Company or such Affiliate. For purposes of this Section, "Independent Contractor" will include any individual who is or was an independent contractor whose principal job or function is or was to provide services to the Company or an Affiliate with respect to the Business.

          (d)   If Executive breaches any of the covenants set forth in this
Section 10 (the "Restrictive Covenants"), the Company will have the right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, which right and remedy is in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity. Executive acknowledges and agrees that the Restrictive Covenants are reasonable,

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necessary and valid in duration and geographical scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants will not be affected thereby and will be given full effect without regard to the invalid portions. If any court determines that any of the Restrictive Covenants, or any part hereof, are unenforceable because of the duration or geographical scope of such provisions, such court will have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision will then be enforceable.

     11. DEFINITIONS. For purposes of this Agreement, the following initially capitalized terms have the following meanings:

          (a) AFFILIATE: With respect to any Person (as defined below) means any other person, controlling, controlled by or under common control with, such person;

          (b) CAUSE: For purposes of this Agreement, the term "Cause" will mean: (i) the willful and continued failure by the Executive to substantially perform his or her duties with the Company (other than any such failure resulting from the Executive's being Disabled), within a reasonable period of time after a written demand for substantial performance is delivered to the Executive by the Company, which demand specifically identifies the manner in which the Company believes that the Executive has not substantially performed his or her duties; (ii) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise; or (iii) the engaging by the Executive in egregious misconduct involving serious moral turpitude to the extent that, in the reasonable judgment of the Company, the Executive's credibility and reputation no longer conform to the standard of the Company's executives. For purposes of this Agreement, no act, or failure to act, on the Executive's part will be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interest of the Company.

          (c) CHANGE IN CONTROL: The first to occur of any of the following events:

          (i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (1) the then outstanding shares of Stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company (including without limitation an initial public offering), other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this definition of "Change in Control"; or

          (ii) Within any period of 24 consecutive months, a change in the composition of the Board such that the individuals who, immediately prior to such period, constituted the Board

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(such Board will be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition of "Change in Control," that any individual who becomes a member of the Board during such period, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) will be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board will not be so considered as a member of the Incumbent Board; provided further that any individual who voluntarily resigns from the Board in connection with the reduction in size of the Board will not be deemed to be a member of the Incumbent Board; or

          (iii) The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or Orbitz, LLC ("Corporate Transaction"); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets, either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company, by any corporation controlled by the Company, or by such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, more than 25% of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed with respect to the Company prior to the Corporate Transaction, and (3) individuals who were members of the Board immediately prior to the approval by the stockholders of the Corporation of such Corporate Transaction will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction (it is intended that this subsection (iii) include Corporate Transactions that result in entities other than corporations that are governed by bodies other than a board of directors, including without limitation, limited liability companies that are governed by a board of managers); or

          (iv) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, other than to a corporation pursuant to a transaction which would comply with clauses (1), (2) and (3) of subsection
(iii) of this definition of "Change in Control," assuming for this purpose that such transaction were a Corporate Transaction.

          (d) CONSTRUCTIVE TERMINATION: The occurrence of any one or more of the

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following events, without Executive's prior written consent, that is not cured by the Company or its "Successor" (as defined below) within thirty (30) days of receiving detailed written notice from Executive: (i) a reduction in Executive's Base Salary without Executive's consent; (ii) a requirement by the Company or its Successor that Executive relocate Executive's primary residence outside of the area comprising a fifty (50) mile radius around the then current location of such residence (the "Area); (iii) the assignment, by the Company or its Successor, to Executive of any duties inconsistent with Executive's position and status as set forth in Section 3 or a change in Executive's reporting relationship from the reporting relationship required in accordance with Section
3. For purposes of this subsection (iii), any diminution in duties, status, or responsibility that result from a Successor's assimilation of the Business into a larger business will be considered the assignment of duties inconsistent with the Executive's position and status as set forth in Section 3.

          (e) SUCCESSOR: Any Person that succeeds to, or has the practical ability to control (either immediately or with the passage of time), the Company's business directly, by merger or consolidation, or indirectly, by purchase of the Company's voting securities or all or substantially all of its assets or of Orbitz, LLC, or otherwise.

     12. ASSIGNMENT. Neither this Agreement nor the rights or obligations hereunder of the parties may be assigned or transferred by Executive, except in accordance with the laws of descent and distribution. The Company may assign this Agreement and the Company's rights and obligations hereunder, and will assign this Agreement and its rights and obligations hereunder, to any Successor of the Company, which by operation of law or otherwise, continues to carry on substantially the business of the Company prior to the event of succession, and the Company will, as a condition of the succession, require such Successor to agree to assume the Company's obligations and be bound by this Agreement.

     13. NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by Executive and the Company to express their mutual intent, and no rule of strict construction will be applied against either party.

     14. WAIVER. No delay on the part of any party in exercising any right, power or privilege hereunder will operate as a waiver thereof. Nor will any waiver on the part of any party of any such right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

     15. HEADINGS. The headings in this Agreement are inserted for convenience only and are not to be considered in the interpretation or construction of the provisions hereof.

     16. NOTICES. All notices, requests, demands and other communications called for or permitted hereunder will be in writing and will be deemed given
(i) on the date of delivery if delivered personally, (ii) one (1) day after being sent by a well established commercial overnight service, or (iii) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

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     17.  If to the Company:
          Orbitz, Inc.
          200 South Wacker Drive, 19th Floor
          Chicago, IL 60606
          Attn:  Vice President, Human Resources

          With a copy to:

          Orbitz, Inc.
          200 South Wacker Drive, 19th Floor
          Chicago, IL 60606
          Attn:  General Counsel

          If to Executive:

          John J. Park

     18. SEVERABILITY. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

     19. ARBITRATION. Except for any claim or dispute which gives rise or could give rise to equitable relief under this Agreement, at the request of Executive any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or the breach hereof will be settled exclusively and finally by binding arbitration. The arbitration will be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA Rules"). Such arbitration will be conducted in Chicago, Illinois. The arbitral tribunal will consist of three (3) arbitrators selected according to the procedure set forth in the AAA Rules in effect on the date hereof and the arbitrators will be empowered to order any remedy which is appropriate to the proceedings and issues presented to them. The chair-person of the arbitral tribunal will be appointed by the American Arbitration Association from among the three (3) arbitrators so selected. Any party to a decision rendered in such arbitration proceedings may seek an order enforcing same by any court having jurisdiction. The prevailing party in any such arbitration or other proceeding in connection with the enforcement of a party's rights hereunder will be entitled to recover from the other party any expenses for attorneys' fees and disbursements related thereto.

     20. INTEGRATION. This Agreement, together with the Stock Plan, Option Agreement, Stock Agreement and the Confidential Information Agreement represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in writing and signed by duly authorized representatives of the parties hereto.

     21. GOVERNING LAW. This Agreement will be governed by the laws of the State of Illinois, without regard to its conflict of laws principles.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by their duly authorized officers, as of the day and year first above written.


COMPANY:

ORBITZ, INC.


By: /s/ Jane M Denman
   --------------------------

Title: VP Human Resources
      -----------------------


EXECUTIVE:

 /s/ John J. Park
-----------------------------
Print Name: John J. Park
           ------------------

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